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                                                               Exhibit 10.52 (b)


                   [Letterhead of Empire Carpet Corporation]

                                                February 17, 1981

Miss Erika, Inc.
1410 Broadway
New York, New York

Attention:  Mr. David Guttman

Dear Mr. Guttman:

            This letter is to be a new Agreement of Lease between Empire Carpet as Landlord and Miss Erika, Inc. as Tenant on the space presently occupied by Tenant for a period of five years commencing April 1, 1981.

            The first years rent will be Sixty-Four Thousand Eight Hundred ($64,800.00) DOLLARS payable in equal monthly installments of Five Thousand Four Hundred ($5,400.00) DOLLARS.

            On each April 1st of the lease period this rent will increase by one-half the percentage increase in the Metropolitan New York cost-of-living index for the past twelve months but in no case shall the increase be less than 5% each year.

            All other conditions of the previous lease shall remain in effect except:

            1.    There shall be no smoking in the warehouse area.

            2. Either two sprinkler heads or drop out ceiling panels shall be installed in the office area by Tenant.

            You may execute this lease by signing below and returning the original and two copies to the undersigned.

                                                Very truly yours,


                                                /s/ Frank G. Hoylman

                                                Frank G. Hoylman
                                                President

MISS ERIKA, INC.


By /s/ Stuart Alpert
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Title President
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